EXHIBIT 99.1
CONTACT:
Kara Stancell, Investor Relations & Corporate Communications, (602) 808-3854
MEDICIS NAMES JASON HANSON EXECUTIVE VICE PRESIDENT AND
GENERAL COUNSEL
JOSEPH P. COOPER NAMED EXECUTIVE VICE PRESIDENT, CORPORATE
AND PRODUCT DEVELOPMENT
SCOTTSDALE, Arizona—July 12, 2006—Medicis (NYSE:MRX) today announced that Jason Hanson has joined the Company as Executive Vice President and General Counsel effective July 7. In this role, Mr. Hanson will assume responsibility for all legal matters and will provide guidance on a wide range of legal, compliance, and operational issues. He will also serve as Corporate Secretary. Mr. Hanson has a broad legal background, practicing with the law firm of Arnold & Porter in Washington, D.C., and prosecutor in the National Criminal Enforcement Section of the Antitrust Division of the U.S. Department of Justice. Mr. Hanson joined General Electric in 1999 as Senior Counsel, Global Litigation & Compliance, GE Medical Systems, serving most recently as General Counsel for GE Healthcare Technologies, a $12 billion global business, a position he held until coming to Medicis.
“We are pleased to welcome Jason to the Medicis management team,” said Jonah Shacknai, Chairman and Chief Executive Officer of Medicis. “Jason brings diverse professional credentials and experience to Medicis as a result of his service in corporate, government, and private law firm settings.”
The Company has also named Joseph P. Cooper Executive Vice President, Corporate and Product Development. Mr. Cooper has served as Executive Vice President, Corporate Development since January 2001. From February 1996 to January 2001, Mr. Cooper served as Senior Vice President, Manufacturing and Distribution.
About Medicis
Medicis is the leading independent specialty pharmaceutical company in the United States focusing primarily on the treatment of dermatological and podiatric conditions and aesthetics medicine. The Company is dedicated to helping patients attain a healthy and youthful appearance and self-image. Medicis has leading branded prescription products in a number of therapeutic categories, including acne, eczema, fungal infections, psoriasis, rosacea, seborrheic dermatitis and skin and skin-structure infections. The Company’s products have earned wide acceptance by both physicians and patients due to their clinical effectiveness, high quality and cosmetic elegance.
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The Company’s products include the prescription brands RESTYLANE®, DYNACIN® (minocycline HCl), LOPROX® (ciclopirox), OMNICEF® (cefdinir), PLEXION® (sodium sulfacetamide/sulfur), SOLODYN™ (minocycline HCl, USP) Extended Release Tablets, TRIAZ® (benzoyl peroxide), LIDEX® (fluocinonide) Cream, 0.05%, VANOS™ (fluocinonide) Cream, 0.1%, and SYNALAR® (fluocinolone acetonide), BUPHENYL® (sodium phenylbutyrate) and AMMONUL® (sodium phenylacetate/sodium benzoate), prescription products indicated in the treatment of Urea Cycle Disorder, and the over-the-counter brand ESOTERICA®. For more information about Medicis, please visit the Company’s website at www.medicis.com.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Securities Litigation Reform Act. All statements included in this press release that address activities, events or developments that Medicis expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by Medicis based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. No assurances can be given, however, that these activities, events or developments will occur or that such results will be achieved. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Medicis. Several of these risks are outlined in the Company’s most recent annual report on Form 10-K/T for the transition year ended December 31, 2005, and other documents we file with the Securities and Exchange Commission. Forward-looking statements represent the judgment of Medicis’ management as of the date of this release, and Medicis disclaims any intent or obligation to update any forward-looking statements contained herein, which speak as of the date hereof.
NOTE: Full prescribing information for any Medicis prescription product is available by contacting the Company. OMNICEF® is a registered trademark of Abbott Laboratories, Inc. under a license from Fujisawa Pharmaceutical Co., Ltd. RESTYLANE® is a registered trademark of HA North American Sales AB, a subsidiary of Medicis Pharmaceutical Corporation. All other marks (or brands) and names are the property of Medicis or its affiliates.
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